FOR RELEASE ON: March, 23, 2017
TASER Axon Announces Jawad Ahsan as Chief Financial Officer

Former GE Executive Brings Key Operational Excellence and SaaS Experience
SCOTTSDALE, Ariz, March 23, 2017 -TASER International, Inc. (NASDAQ: TASR), today announced the appointment of Jawad Ahsan as Chief Financial Officer, effective April 3, 2017. Ahsan is joining TASER & Axon’s management team after serving, since May of 2014, as CFO for Market Track, where he oversaw the Company’s overall financial activities including accounting, treasury, tax, audit, and financial operations. He was also responsible for the Company’s HR and Legal functions.
Before joining Market Track, Ahsan had a 13-year career at General Electric Company. At GE, Ahsan brought his strong background in financial and risk management to his position as CFO of Clinical Business Solutions, a division of GE Healthcare IT. Prior to this appointment, he served as CFO for Healthcare Knowledge & Connectivity Solutions, which he helped guide to an exit into Caradigm, GE’s healthcare IT joint venture with Microsoft.
Ahsan joined GE Healthcare in 2010 after four years with GE’s aviation vertical, where he served as Risk Manager for the widebody engine programs at GE Aviation and as VP, Financial Planning & Analysis at GE Capital’s aircraft leasing business.
Prior to those appointments, Ahsan gained vast international experience with GE’s internal Corporate Audit Staff, working in several industries across more than twenty countries, including financial services, healthcare, aviation, oil & gas, electrical distribution & supply, and film & entertainment. Ahsan is a graduate of GE’s Financial Management Program (FMP) with GE Plastics.
Ahsan earned his MBA from the MIT Sloan School of Management and a BA in Economics from the College of the Holy Cross.
“Jawad will bring a deep skill set of financial rigor and leadership to our team,” said TASER Founder & CEO Rick Smith. “He brings a fantastic blend of operational experience from rising through the ranks at GE with in-depth knowledge of both hardware and software-as-a-service businesses. I can’t imagine a better fit for this role and it’s a thrill to have him on board.”
“At GE, I gained an appreciation for the impact that disciplined financial management can have in focusing passionate, vision-driven organizations to achieve greater results. At TASER and Axon, the company has an enormous opportunity to solve critical challenges facing public safety while building highly defensible and profitable business models,” said Ahsan. “I’m excited that in my capacity as CFO I can help build out the financial systems and business models to support the company as it continues to scale.
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•	LinkedIn:http://www.linkedin.com/company/71228TASER

•	Blog:http://blog.taser.com/

About TASER International, Inc.
TASER International makes communities safer with innovative public safety technologies. Founded in 1993, TASER first transformed law enforcement with its electrical weapons. TASER continues to define smarter policing with its Axon brand which includes a growing suite of connected products and services from body cameras and digital evidence management tools to mobile apps. More than180,000lives have been saved from death or serious injury with TASER's products and services. Learn more atwww.taser.comandwww.axon.ioor by calling (800) 978-2737.
TASER® is a registered trademark of TASER International, Inc., registered in the U.S. TASER logo, Axon, Axon Flex, Body 2 and Evidence.com aretrademarksof TASER International, Inc., some of which are registered in the US and in other countries.
Note to Investors
Please visit http://investor.taser.com,http://blog.taser.com,www.twitter.com/officialtaser, andhttps://www.facebook.com/TASER.International where TASER discloses information from time to time about the company, its financial information, and its business.
Visit our Investor Relations Safe Harbor Statement at:http://investor.taser.com/safeHarbor.cfm
For investor relations information please contact Arvind Bobra via email atIR@taser.com.
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